UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2005

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 6, 2005, Micro Therapeutics, Inc. (“MTI”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”), which will expire on May 6, 2007. Pursuant to the terms of the Agreement, MTI may borrow up to the lesser of (i) $3,000,000 or (ii) the sum of (a) 80% of MTI’s eligible accounts receivable, which exclude among other things accounts receivable relating to international sales, and (b) the lesser of (1) 30% of MTI’s eligible inventory, which excludes among other things inventory located outside of the United States, (2) 50% of outstanding loans under (a) above or (3) $750,000. All outstanding amounts under the Agreement bear interest at a variable rate equal to SVB’s prime rate plus 2%. The Agreement also contains customary covenants regarding operations of MTI’s business and financial covenants relating to minimum tangible net worth.

Upon an event of default under the Agreement, SVB has the ability to declare all outstanding obligations under the Agreement immediately due and payable. Generally, an event of default includes (a) MTI’s failure to pay when due any monetary obligation, (b) MTI’s failure to comply with any of the covenants in the Agreement, (c) MTI’s breach of any material contract or obligation, which may reasonably be expected to result in a Material Adverse Change (as defined in the Agreement), (d) the commencement of any proceeding by or against MTI under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced, (e) a change in the record or beneficial ownership of an aggregate of more than 35% of the outstanding shares of stock of MTI, in one or more transactions, compared to the ownership of outstanding shares of stock of MTI in effect on the date of the Agreement, without the prior written consent of SVB or (f) a Material Adverse Change. To secure MTI’s repayment obligations under the Agreement, SVB obtained a first priority security interest in all of MTI’s assets.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.56.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description
	10.56	Loan and Security Agreement, dated May 6, 2005, by and between Micro Therapeutics, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

May 9, 2005	/s/ Thomas C. Wilder
Thomas C. Wilder, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.56	Loan and Security Agreement, dated May 6, 2005, by and between Micro Therapeutics, Inc. and Silicon Valley Bank.